Exhibit 107
Calculation of Filing Fee Tables
FORM
S-3
(Form Type)
SIRIUSPOINT LTD.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities

Fees to be Paid	Equity	Common Shares, $0.10 par value per share	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(1)	(1)
	Equity	Preference Shares, $0.10 par value per share	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(1)	(1)
	Equity	Depositary Shares	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(1)	(1)
	Debt	Debt Securities	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(1)	(1)
	Other	Warrants	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(1)	(1)
	Other	Share Purchase Contracts	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(1)	(1)
	Other	Units	Rule 456(b) and Rule 457(r) (2)	(1)	(1)	(1)	(1)	(1)

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities	—	—	—	—		—		—

	Total Offering Amounts

	Total Fees Previously Paid

	Total Fee Offsets							—

	Net Fee Due							—

(1)
An indeterminate aggregate initial offering price and number of securities of each identified class is being registered as may from time to time be offered, issued or sold at indeterminate prices. In addition, an indeterminate number of securities that may be issued upon exercise, settlement, conversion or exchange of any offered securities, or pursuant to anti-dilution adjustments, is being registered. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.

(2)
Pursuant to Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of the entire registration fee. Registration fees will be paid subsequently on a
“pay-as-you-go”
basis.